Exhibit 1.1
EXECUTION VERSION

Ford Credit Auto Receivables Two LLC

Ford Credit Auto Owner Trust 2010-B

Underwriting Agreement
(Class C Notes)

August 5, 2010

Banc of America Securities LLC,
as Underwriter and as Representative

Ladies and Gentlemen:

1.          Introduction.  Ford Credit Auto Receivables Two LLC, a Delaware limited liability company (the "Depositor"), formed under the Amended and Restated Certificate of Formation of Ford Credit Auto Receivables Two LLC (such certificate, the "Certificate of Formation") and operating pursuant to an Amended and Restated Limited Liability Company Agreement, dated as of March 1, 2001 (the "Limited Liability Company Agreement"), executed by Ford Motor Credit Company LLC, a Delaware limited liability company ("Ford Credit"), as sole member, proposes to sell the Class C Notes (the "Class C Notes" or the "Publicly Registered Notes") described in the Terms Annex (the "Terms Annex") that is attached as Annex A and incorporated into and made part of this agreement (this agreement including the Terms Annex, this "Agreement").  The Publicly Registered Notes will be registered with the Securities and Exchange Commission (the "Commission") and will be sold to the applicable underwriters listed in the Terms Annex through the representatives (the "Representatives") signing this Agreement on behalf of themselves and such underwriters (the Representatives and the other underwriters of the Publicly Registered Notes, the "Underwriters").  The term "Underwriters" as used in this Agreement will be deemed to mean the entity or several entities named in the Terms Annex.  The term "Representatives" as used in this Agreement will be deemed to mean the entity or several entities countersigning this Agreement.  If the Representatives are the same as the Underwriters, then each will be deemed to refer to such entity or entities.  Other capitalized terms used and not defined in this Agreement will have the meanings given them in Appendix A to the Sale and Servicing Agreement (defined below).  The rules of usage specified in the Sale and Servicing Agreement will apply to this Agreement.

The Publicly Registered Notes were issued on the Closing Date specified in the Terms Annex by a Delaware statutory trust (the "Trust") identified in the Terms Annex and established under a trust agreement (the "Trust Agreement") between the Depositor and an owner trustee (the "Owner Trustee").  Simultaneously with the issuance of the Publicly Registered Notes, the Trust issued the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class D Notes (collectively with the Publicly Registered Notes, the "Notes").  The Class A-1 Notes were sold pursuant to a note purchase agreement.  The Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and Class B Notes (collectively, the "Initial Publicly Registered Notes") were sold pursuant to an underwriting agreement.  The Class C Notes and the Class D Notes were initially retained by the Depositor.  Each of the Notes were issued pursuant to an indenture (the "Indenture") between the Trust and an indenture trustee (the "Indenture Trustee") and are secured by a pool of retail installment sale contracts for new and used cars, light trucks and utility vehicles (the "Receivables") and certain other property of the Trust.

Ford Credit sold the Receivables to the Depositor pursuant to a purchase agreement (the "Purchase Agreement") and the Depositor sold the Receivables to the Trust pursuant to a sale and servicing agreement (the "Sale and Servicing Agreement").  Ford Credit (in such capacity, the "Servicer")

services the Receivables on behalf of the Trust pursuant to the Sale and Servicing Agreement.  Ford Credit also acts as administrator for the Trust pursuant to an administration agreement (the "Administration Agreement") among Ford Credit, the Trust and the Indenture Trustee.

In order to perfect the security interest of the Indenture Trustee in certain accounts, the Trust, the Indenture Trustee and the financial institution acting as the securities intermediary entered into an account control agreement (the "Control Agreement").

The Trust Agreement, the Purchase Agreement, the Sale and Servicing Agreement, the Indenture, the Administration Agreement and the Control Agreement are collectively referred to as the "Basic Documents."  The Basic Documents and this Agreement are collectively referred to as the "Transaction Documents."

The Depositor has prepared and filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Commission under the Securities Act (the "Rules and Regulations"), a registration statement on Form S-3 (having the registration number stated in the Terms Annex), including a form of prospectus and all amendments that are required as of the date of this Agreement relating to the Publicly Registered Notes and the offering of notes from time to time in accordance with Rule 415 under the Securities Act.  The registration statement, as amended, has been declared effective by the Commission.  Such registration statement, as amended at the time of effectiveness, including all material incorporated by reference therein, is referred to in this Agreement as the "Registration Statement."  The Depositor also has filed with, or will file with, the Commission pursuant to Rule 424(b) ("Rule 424(b)") under the Securities Act a supplement relating to the Publicly Registered Notes (the "Supplement" and, together with the prospectus supplement relating to the Initial Publicly Registered Notes attached thereto, the "Prospectus Supplement").  The prospectus relating to the Publicly Registered Notes in the form first required to be filed to satisfy the condition set forth in Rule 172(c) under the Securities Act is referred to as the "Base Prospectus," and the Base Prospectus as supplemented by the Prospectus Supplement required to be filed to satisfy the condition set forth in Rule 172(c) under the Securities Act is referred to as the "Prospectus."  Any reference in this Agreement to the Registration Statement, any preliminary prospectus used in connection with the offering of the Publicly Registered Notes described in the Terms Annex (the "Preliminary Prospectus") or the Prospectus will be deemed to refer to and include any exhibits thereto and any documents incorporated by reference therein, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or Prospectus, as the case may be.  The Depositor has included certain static pool information (the "Static Pool Information") relating to prior securitized pools in Annex A to the Preliminary Prospectus Supplement and the Prospectus Supplement.

At or prior to the time that the Representatives first entered into "contracts of sale" (within the meaning of Rule 159 under the Securities Act, the "Contracts of Sale") with investors in Publicly Registered Notes, which time will be specified in the Terms Annex (such time, the "Time of Sale"), the Depositor had prepared the Preliminary Prospectus and the information (including any "free-writing prospectus," as defined pursuant to Rule 405 under the Securities Act (a "Free Writing Prospectus")) listed in the Terms Annex under "Time of Sale Information" (collectively, the "Time of Sale Information").  If, subsequent to the initial Time of Sale, the Depositor and the Representatives determine that the original Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Representatives advise the Depositor that investors in the Publicly Registered Notes have elected to terminate their initial Contracts of Sale and enter into new Contracts of Sale, then the "Time of Sale" will refer to the time of entry into the first new Contract of Sale and the "Time of Sale Information" will refer to the information available to purchasers at the time of entry (prior to the Settlement Date) into the first new Contract of Sale, including any information that corrects such material misstatements or omissions (such new information, the "Corrective Information") and the Terms Annex will be deemed to be amended to include such Corrective Information in the Time of Sale Information.  Notwithstanding the foregoing, for the purposes of Section 7, in the event that an investor elects not to terminate its initial Contract of Sale and enter into a new Contract of Sale, "Time of Sale" will refer to the time of entry into such initial Contract of Sale and "Time of Sale Information" with respect to Publicly Registered Notes to be purchased by such investor will refer to information available to such purchaser at the time of entry into such initial Contract of Sale.

2.          Representations and Warranties of the Depositor.  The Depositor (and, with respect to Section 2(o) only, Ford Credit) represents and warrants to and agrees with the Underwriters that, as of the date of this Agreement:

(a)        Registration Statement and Prospectus.  The Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been instituted or, to the knowledge of the Depositor, threatened by the Commission, and the Registration Statement and the Prospectus and any amendment thereto, at the time the Registration Statement became effective and as of the Time of Sale complied, and as of the date of the Prospectus Supplement will comply, in all material respects with the Securities Act and the Registration Statement, did not, at the time the Registration Statement became effective or as of the Time of Sale, and will not, on the Settlement Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and on the date of this Agreement, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) the guidance from the Staff of the Commission set forth in the No-Action Letter, dated July 22, 2010, regarding Regulation AB Items 1103(a)(9) and 1120, in response to the no-action request letter from Susan J. Thomas, Associate General Counsel of Ford Motor Credit Company LLC, dated July 22, 2010 or (ii) information relating to any Underwriter furnished to Ford Credit or the Depositor in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto; and the conditions to the use by the Depositor of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.  The Indenture conforms in all material respects with the Trust Indenture Act of 1939, as amended (the "TIA"), and at all times thereafter will be duly qualified under the TIA.

(b)        Time of Sale Information.  The Time of Sale Information, at the Time of Sale did not, and at the Settlement Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Depositor by an Underwriter through the Representatives expressly for use in such Time of Sale Information; provided that if subsequent to the Time of Sale but prior to or on the Settlement Date the Depositor and the Representatives determine that the Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, for purposes of this paragraph, Time of Sale Information will include any Corrective Information provided to the Representatives or Underwriters by the Depositor in accordance with Section 5(c).

(c)        Trust Free Writing Prospectus.  Other than the Prior Disclosure Materials identified in the Terms Annex, the Preliminary Prospectus and the Prospectus, the Depositor (including its agents and representatives other than the Underwriters in their capacity as such) has not prepared or authorized, and will not prepare or authorize any "written communication" (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Publicly Registered Notes other than the documents, if any, listed as a Trust Free Writing Prospectus (each, a "Trust Free Writing Prospectus") under "Time of Sale Information" in the Terms Annex.  Each such Trust Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with Section 8 (to the extent required by Rule 433 under the Securities Act) and, when taken together with the Preliminary Prospectus, such Trust Free Writing Prospectus, did not at the Time of Sale, and at the Settlement Date will not, contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Depositor by an Underwriter through the Representatives expressly for use in such Trust Free Writing Prospectus.

(d)        Documents Incorporated by Reference.  The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"); and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder.

(e)        Organization and Qualification.  The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware.  The Depositor is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires such qualification, license or approval, unless the failure to obtain such qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Depositor's ability to perform its obligations under the Transaction Documents to which it is a party.

(f)         No Conflicts and No Violation.  The consummation of the transactions contemplated by the Transaction Documents to which the Depositor is a party and the fulfillment of the terms of the Transaction Documents to which the Depositor is a party will not (i) conflict with or result in a breach of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Depositor is a debtor or guarantor, (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Depositor pursuant to the terms of any such indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument (other than the lien pursuant to the Sale and Servicing Agreement), (iii) violate the Certificate of Formation or Limited Liability Company Agreement, or (iv) violate any law or, to the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties, in each case which conflict, breach, default, lien, or violation would reasonably be expected to have a material adverse effect on the Depositor's ability to perform its obligations under the Transaction Documents to which it is a party.

(g)        Power, Authorization and Enforceability.  The Depositor has the power and authority to execute, deliver and perform the terms of each of the Transaction Documents to which it is a party.  The Depositor has authorized the execution, delivery and performance of the terms of this Agreement and the other Transaction Documents to which the Depositor is a party have been duly authorized, executed and delivered by the Depositor.  Each of the Transaction Documents to which the Depositor is a party is the legal, valid and binding obligation of the Depositor enforceable against the Depositor, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors' rights generally or by general equitable principles.

(h)        Conformity of Transaction Documents.  The Transaction Documents conform to their descriptions in the Prospectus in all material respects.

(i)         Enforceability of Notes.  On the Closing Date, the Publicly Registered Notes were duly executed, issued and delivered, and were authenticated by the Indenture Trustee, and constitute valid and binding obligations of the Trust entitled to the benefits provided by the Indenture.

(j)         Schedule of Receivables.  The Schedule of Receivables delivered by Ford Credit as sponsor under the Purchase Agreement were true and correct in all material respects as of the date specified in the Schedule of Receivables.

(k)        Representations and Warranties in the Basic Documents.  The representations and warranties of the Depositor in the Basic Documents to which it is a party were true and correct in all material respects as of the date specified.

(l)         Ineligible Issuer.  The Depositor is not, and on the date on which the first bona fide offer of the Publicly Registered Notes was made was not, an "ineligible issuer," as defined in Rule 405 under the Securities Act.

(m)       Static Pool Information.  The Static Pool Information will be true and correct in all material respects as of the date of the Preliminary Prospectus and as of the date of the Prospectus.

(n)        Investment Company Act.  Neither the Depositor nor the Trust is, or will, after giving effect to the issuance of the Notes and the sale of the Publicly Registered Notes hereunder, be, required to be registered as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act").

(o)        Compliance with Rule 17g-5.  Ford Credit has executed and delivered a written representation to each Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (D) of Rule 17g-5 of the Exchange Act ("Rule 17g-5") with respect to the Notes, and it has complied with each such representation.

3.          Purchase, Sale and Delivery of the Publicly Registered Notes.  On the Settlement Date, on the basis of the representations, warranties and agreements contained in this Agreement, but subject to the terms and conditions set forth in this Agreement, the Depositor agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Depositor, the principal amount of the Publicly Registered Notes set forth opposite such Underwriter's name in the Terms Annex.  The Publicly Registered Notes will be purchased by the Underwriters at the purchase price set forth in the Terms Annex.

Payment for the Publicly Registered Notes will be made to the Depositor or to its order by wire transfer of immediately available funds at 10:00 a.m., New York City time, on the settlement date specified in the Terms Annex (the "Settlement Date") or at such other time not later than seven (7) full Business Days after such specified settlement date as the Representatives and the Depositor may determine.

Payment for the Publicly Registered Notes will be made against delivery to the Representatives, for the account of the Underwriters, at the office of Dewey & LeBoeuf LLP, New York, New York, on the Settlement Date.  Each of the Publicly Registered Notes to be so delivered is represented by one or more notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC").  The interests of beneficial owners of the Publicly Registered Notes will be represented by book entries on the records of DTC and its participating members.

4.          Offering by Underwriters; Payment of Certain Costs and Expenses.

(a)        The Depositor understands that the Underwriters intend to offer the Publicly Registered Notes for sale to the public (which may include selected dealers) upon the terms set forth in the Prospectus, in the Time of Sale Information and any Preliminary Prospectus.

(b)        The Underwriters will pay the following costs and expenses incident to the performance of their obligations under this Agreement:  (i) all Blue Sky fees and expenses as well as fees and expenses of counsel in connection with state securities law qualifications and any legal investment surveys; and (ii) all fees and expenses of counsel to the Underwriters.  Except as provided in Section 5(h) and Section 10, the Underwriters will pay all their own costs and expenses, including the cost of printing any agreement among the Underwriters, transfer taxes on resale of the Publicly Registered Notes by the Underwriters, and any advertising expenses in connection with any offers that the Underwriters may make.

5.          Covenants of the Depositor.  The Depositor (and, with respect to Sections 5(h) and 5(k) only, Ford Credit) covenants and agrees with the Underwriters:

(a)        Preparation of Offering Documents.  Immediately following the execution of this Agreement, to prepare a supplement that, together with the prospectus supplement for the Initial Publicly Registered Notes, sets forth such information from the Terms Annex and such other information as the Depositor deems appropriate.

(b)        Filing of Prospectus and any Trust Free Writing Prospectus.  If required, to transmit the Prospectus to the Commission within the applicable time period prescribed for such filings under the Rules and Regulations by a means reasonably calculated to result in a timely filing with the Commission pursuant to Rule 424(b) and subject to Section 8, file any Trust Free Writing Prospectuses to the extent required by Rule 433 under the Securities Act.

(c)        Delivery of Proposed Amendment or Supplement.  Prior to the Settlement Date, to furnish the Representatives with a copy of any proposed amendment or supplement to the Registration Statement, the Prospectus or the Time of Sale Information and to give the Representatives reasonable opportunity to review such amendment or supplement before it is filed and to provide any final Corrective Information to the Representatives or such Underwriter at a time prior to the new Time of Sale reasonably calculated to allow such Underwriter to provide such Corrective Information to each investor at least 24 hours (or such lesser period as may be agreed to by the Depositor and the Representatives) prior to the new Time of Sale.

(d)        Notice to the Representatives.  Prior to the Settlement Date, to advise the Representatives promptly (i) when any amendment to the Registration Statement or supplement to the Prospectus is filed or becomes effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus, (iii) of any stop order issued by the Commission suspending the effectiveness of the Registration Statement or the initiation or threat of any proceeding for that purpose, and (iv) of the receipt of any notification with respect to any suspension of the qualification of the Publicly Registered Notes for offer and sale in any jurisdiction or the initiation or threat of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to promptly use its best efforts to obtain its withdrawal.

(e)        Blue Sky Compliance.  To endeavor to qualify the Publicly Registered Notes for offer and sale under the securities laws of such states as the Representatives may reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of such Publicly Registered Notes; provided that the Depositor will not be required to qualify as a foreign limited liability company to do business, or to file a general consent to service of process in any jurisdiction; and provided further that the expense of maintaining any such qualification more than one year from the Settlement Date with respect to the Publicly Registered Notes will be at the Representatives' expense.

(f)        Delivery of Prospectus.  To furnish the Underwriters with copies of the Prospectus as amended or supplemented in such quantities as the Representatives may reasonably request prior to the Settlement Date.  If the Representatives notify the Depositor that delivery of a prospectus is required by law in connection with sales of any Publicly Registered Notes in the six-month period following the Settlement Date, and either (i) an event has occurred as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it is necessary during such same period to amend or supplement the Prospectus as amended or supplemented, the Depositor agrees to notify the Representatives and to prepare and furnish to the Representatives, as the Representatives may from time to time reasonably request, an amendment or a supplement to the Prospectus that will correct such statement or omission or effect such compliance.  If an Underwriter is required by law to deliver a prospectus or other offering document in connection with sales of any Publicly Registered Notes at any time six months or more after the Settlement Date, the Representatives will notify the Depositor and inquire if either clause (i) or (ii) above is applicable and, if so, upon the Representatives' request, but at the expense of such Underwriter, the Depositor will prepare and deliver to such Underwriter as many copies as the Representatives may reasonably request of an amended or supplemented prospectus or offering document complying with the Securities Act.

(g)        Earnings Statement.  To make generally available to Noteholders as soon as practicable, but in any event no later than eighteen months after the Settlement Date, an earnings statement for the Trust complying with Rule 158 under the Securities Act and covering a period of at least twelve consecutive months beginning after the Settlement Date; provided that this covenant may be satisfied by posting the monthly investor report for the Trust on a publicly available website.

(h)        Payment of Costs and Expenses.  To pay or cause to be paid, jointly and severally, the following costs and expenses incident to the performance of each of their obligations hereunder:  (i) the Commission's filing fees with respect to the Publicly Registered Notes; (ii) all fees of any rating agencies rating the Notes; (iii) all fees and expenses of the Indenture Trustee and the Owner Trustee; (iv) all fees and expenses of counsel to the Indenture Trustee; (v) all fees and expenses of counsel to the Owner Trustee; (vi) all fees and expenses of the independent accountants relating to the letters referred to in Section 6(a); (vii) the cost of printing any preliminary and final prospectuses provided to investors (including any amendments and supplements thereto required within six months from the Settlement Date pursuant to Section 5(f)) relating to the Publicly Registered Notes and the Registration Statement; and (viii) any other fees and expenses incurred in connection with the performance of each of their obligations under this Agreement.

(i)         Delivery of Reports.  From the date of this Agreement until the retirement of the Publicly Registered Notes, or until such time as the Representatives advise the Depositor that the Underwriters have ceased to maintain a secondary market in the Publicly Registered Notes, whichever occurs first, to deliver to the Representatives upon request to the extent not otherwise available from any publicly available source copies of: (i) the annual statement of compliance, the Servicer's report on its assessment of compliance with the minimum servicing criteria and the related attestation report delivered pursuant to Article III of the Sale and Servicing Agreement, (ii) each certificate and the annual statements of compliance delivered to the Indenture Trustee pursuant to Article III of the Indenture, (iii) each material amendment to any Basic Document and (iv) each monthly investor report for the Trust.

(j)         Cooperation with Rating Agencies.  If the ratings provided with respect to the Publicly Registered Notes by the rating agency or agencies that initially rated the Publicly Registered Notes are conditional upon the furnishing of documents or the taking of any other actions by the Depositor, to furnish such documents and take any such other actions.

(k)        Compliance with Rule 17g-5.  To comply with the representation made by it to each Rating Agency with respect to the Notes pursuant to paragraph (a)(3)(iii) of Rule 17g-5.

6.          Conditions of the Obligations of the Underwriters.  The obligations of the Underwriters to purchase and pay for the Publicly Registered Notes will be subject to the accuracy of the representations and warranties of the Depositor in this Agreement, to the accuracy of the statements of officers of Ford Credit and the Depositor made pursuant to the provisions of this Agreement, to the performance by the Depositor of its obligations under this Agreement and to the following additional conditions precedent:

(a)        Registration Compliance; No Stop Order.  The Prospectus and each Trust Free Writing Prospectus will have been timely filed with the Commission under the Securities Act (in the case of an Trust Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(b); and, as of the Settlement Date, no stop order will have been issued suspending the effectiveness of the Registration Statement or any post-effective amendment, and no proceedings for such purpose will be pending before or, to the knowledge of the Depositor, threatened by the Commission.

(b)        Officer's Certificates as to Representations and Warranties.  The Representatives will have received an officer's certificate dated the Settlement Date of the Chairman of the Board, the President, an Executive Vice President, a Vice President, the Treasurer or any Assistant Treasurer of:

(i)           Ford Credit, in which such officer will state that, to his or her knowledge after reasonable investigation, the representations and warranties of the Servicer contained in the Sale and Servicing Agreement and of Ford Credit contained in the Purchase Agreement are true and correct in all material respects and that Ford Credit has complied with all agreements and satisfied all conditions to be performed by it or satisfied by it under such agreements in all material respects.

(ii)           The Depositor, in which such officer will state that, to his or her knowledge after reasonable investigation, the representations and warranties of the Depositor contained in the Trust Agreement, the Sale and Servicing Agreement and the Purchase Agreement are true and correct in all material respects, and that the Depositor has complied with all agreements and satisfied all conditions to be performed by it or satisfied by it under such agreements in all material respects.

(c)        Officer's Certificates as to Conditions Precedent.  The Representatives will have received as of the Settlement Date an officer's certificate signed by the Chairman of the Board, the President, an Executive Vice President, the Treasurer or any Assistant Treasurer of the Depositor representing and warranting that the representations and warranties of the Depositor in this Agreement are true and correct in all material respects, and that the Depositor has complied with all agreements and satisfied all conditions to be performed by it or satisfied by it under this Agreement in all material respects.

(d)        No Material Adverse Change.  Since the dates as of which information is given in the Preliminary Prospectus, as amended or supplemented, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly (i) the business or assets of the Depositor, or any material adverse change in the financial position or results of operations of the Depositor or (ii) the business or assets of Ford Credit and its subsidiaries considered as a whole, or any material adverse change in the financial position or results of operations of Ford Credit and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus, which in any case makes it impracticable or inadvisable in the Representatives' reasonable judgment to proceed with the public offering or the delivery of the Publicly Registered Notes on the terms and in the manner contemplated in the Prospectus.

(e)        War Out; Market Out.  Subsequent to the execution and delivery of this Agreement:

(i)           (A) there will not have occurred a declaration of a general moratorium on commercial banking activities by either the Federal or New York State authorities or a material disruption in the securities settlement or clearance systems in the United States, which moratorium or disruption remains in effect and which, in the Representatives' reasonable judgment, substantially impairs the Underwriters' ability to settle the transaction; provided that the exercise of such judgment will take into account the availability of alternative means for settlement and the likely duration of such moratorium or disruption with the understanding that if the United States Securities and Exchange Commission or with respect to a banking moratorium, the Board of Governors of the Federal Reserve System or New York State banking authority, as applicable, has unequivocally stated prior to the Settlement Date that the resumption of such systems will occur within three (3) Business Days of the scheduled Settlement Date for the Publicly Registered Notes, the ability to settle the transaction will not be deemed to be substantially impaired and (B) the United States will not have become engaged in hostilities which have resulted in the declaration of a national emergency or a declaration of war, which makes it impracticable or inadvisable, in the Representatives' reasonable judgment, to proceed with the public offering or the delivery of the Publicly Registered Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented; and

(ii)           there will not have occurred (A) any suspension or limitation on trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers National Market system, or any setting of minimum prices for trading on such exchange or market system, (B) any suspension of trading of any securities of Ford Motor Company on any exchange or in the over-the-counter market or (C) any material outbreak or material escalation of hostilities involving the engagement of armed conflict in which the United States is involved or (D) any material adverse change in the general economic, political, legal, tax, regulatory or financial conditions or currency exchange rates in the United States (whether resulting from events within or outside the United States) which, in the Representatives' view has caused a substantial deterioration in the price and/or value of the Publicly Registered Notes, that in the case of clause (A), (B), (C) or (D), in the mutual reasonable determination of the Representatives and Ford Credit, the effect of any such event or circumstance makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Publicly Registered Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

(f)         In-house Opinion.  Susan J. Thomas, Secretary of the Depositor and Ford Credit and Associate General Counsel, Global Structured Finance, of Ford Credit, or other counsel satisfactory to the

Representatives in their reasonable judgment, will have furnished to the Representatives, her written opinion, dated as of the Settlement Date, in form satisfactory to the Representatives in their reasonable judgment, with respect to corporate matters of Ford Credit and the Depositor.

(g)        Corporate Opinion.  Dewey & LeBoeuf LLP (or such other counsel satisfactory to the Representatives in their reasonable judgment) will have furnished to the Representatives their written opinion, dated the Settlement Date, in form satisfactory to the Representatives in their reasonable judgment, with respect to corporate and securities law matters.

(h)         Negative Assurances.  Dewey & LeBoeuf LLP (or such other counsel satisfactory to the Representatives in their reasonable judgment), special counsel to the Depositor and Ford Credit, will have stated that they have participated in conferences with representatives of the Depositor and Ford Credit and with Ford Credit's in-house counsel, and with the Representatives and their counsel, concerning the Registration Statement, the Preliminary Prospectus and the Prospectus, and although such counsel is not independently verifying the accuracy, completeness or fairness of such documents, confirms that on the basis of such information:

(i)           Each of the Registration Statement, as of the date it was declared effective by the Commission and the Settlement Date, and the Prospectus, as of its date and the Settlement Date, appeared on its face to be appropriately responsive in all material respects to the Securities Act and the Rules and Regulations (except that such counsel does not express any view as to (i) financial statements, schedules or other financial or statistical information included or incorporated by reference therein or excluded therefrom or to the exhibits to the Registration Statement or (ii) statements or omissions made in reliance upon and in conformity with the guidance from the Staff of the Commission set forth in the No-Action Letter, dated July 22, 2010, regarding Regulation AB Items 1103(a)(9) and 1120, in response to the no-action request letter from Susan J. Thomas, Associate General Counsel of Ford Credit, dated July 22, 2010).

(ii)           No facts have come to such counsel's attention to cause such counsel to believe that the Time of Sale Information, considered as a whole, as of the Time of Sale, considered together with the statements in the Prospectus with respect to items dependent upon the pricing terms and delivery date of the Publicly Registered Notes, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein not misleading, or that the Prospectus as last amended or supplemented, as of its date and as of the Settlement Date, contained or contains an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel does not express any view as to (i) financial statements, schedules or other financial or statistical information included or incorporated by reference therein or excluded therefrom or to the exhibits to the Registration Statement or (ii) statements or omissions made in reliance upon and in conformity with the guidance from the Staff of the Commission set forth in the No-Action Letter, dated July 22, 2010, regarding Regulation AB Items 1103(a)(9) and 1120, in response to the no-action request letter from Susan J. Thomas, Associate General Counsel of Ford Credit, dated July 22, 2010).

(i)         Underwriters Counsel Opinion.  The Representatives will have received (i) an opinion addressed to the Representatives of Bingham McCutchen LLP (or such other counsel satisfactory to the Representatives in their reasonable judgment), counsel to the Underwriters, dated the Settlement Date, with respect to the validity of the Publicly Registered Notes and such other related matters as the Representatives require and the Depositor will have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters and (ii) a signed negative assurance letter of Bingham McCutchen LLP, dated the Settlement Date, relating to the Preliminary Prospectus and the Prospectus.

7.          Indemnification and Contribution.

(a)        Each of Ford Credit and the Depositor, jointly and severally, will indemnify and hold each Underwriter harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, the Preliminary Prospectus, the Static Pool Information, or any amendment or supplement to any of such documents, or any other Time of Sale Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that neither Ford Credit nor the Depositor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to Ford Credit or the Depositor by any Underwriter through the Representatives specifically for use therein; and provided, further, that neither Ford Credit nor the Depositor will be liable to any Underwriter or any person controlling any Underwriter under the indemnity agreement in this subsection (a) with respect to any of such documents to the extent that any such loss, claim, damage or liability results from the fact that such Underwriter, at or prior to the entry into the related Contract of Sale, failed to send or give to any person to whom it sold the Publicly Registered Notes a copy of the Preliminary Prospectus, the Time of Sale Information or the Prospectus, whichever is more recent, if the Depositor has prior to the entry into such Contract of Sale furnished copies thereof to such Underwriter.

The indemnity agreement in this subsection (a) will be in addition to any liability which Ford Credit and/or the Depositor may otherwise have and will extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act.

(b)        Each Underwriter, severally and not jointly, will indemnify and hold harmless Ford Credit and the Depositor against any losses, claims, damages or liabilities to which Ford Credit or the Depositor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained (A) in the Registration Statement, the Prospectus, the Preliminary Prospectus, or any amendment or supplement to any such documents, or any other Time of Sale Information, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any of such documents in reliance upon and in conformity with written information furnished to Ford Credit or the Depositor by such Underwriter through the Representatives specifically for use therein or (B) in an Underwriter Free Writing Prospectus (as defined herein) prepared by such Underwriter that has not been previously approved by Ford Credit or the Depositor and is not Trust Information (as defined herein), or (ii) arise out of or are based upon the breach by such Underwriter of the representation and covenant set forth in Section 8(l), and, in each case, will reimburse any legal or other expenses reasonably incurred by Ford Credit or the Depositor in connection with investigating or defending any such action or claim; provided, that the indemnification provided by any Underwriter pursuant to clause (ii) above will in no event exceed the total underwriting discounts and commissions received by such Underwriter, in each case as set forth in the table on the cover page of the Prospectus as amended or supplemented with respect to the Publicly Registered Notes..

The indemnity agreement in this subsection (b) will be in addition to any liability which each Underwriter may otherwise have and will extend, upon the same terms and conditions, to each person, if any, who controls Ford Credit or the Depositor within the meaning of the Securities Act.

(c)        Promptly after receipt by an indemnified party under subsection (a) or (b) of written notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, and in the event that such indemnified party does not so notify the indemnifying party within 30 days following receipt of any such notice by such indemnified party, the indemnifying party will have no further liability under such subsection to such indemnified party unless the indemnifying party has received other notice addressed and delivered in the manner provided in Section 12 of the commencement of such action; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party in its reasonable judgment, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party if indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the indemnified party.

(d)        If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by Ford Credit and the Depositor on the one hand and such Underwriter on the other from the offering of the Publicly Registered Notes.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party will contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Ford Credit and the Depositor on the one hand and such Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations.  The relative benefits received by Ford Credit and the Depositor on the one hand and such Underwriter on the other will be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by such Underwriter, in each case as set forth in the table on the cover page of the Prospectus as amended or supplemented with respect to the Publicly Registered Notes.  The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Ford Credit, the Depositor and their affiliates or by such Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission, including, with respect to such Underwriter, the extent to which such losses, claims, damages or liabilities (or actions in respect thereof) result from the fact that such Underwriter sold the Publicly Registered Notes to a person to whom there was not sent or given, at or prior to the entry into the related Contract of Sale, a copy of the Preliminary Prospectus, the Time of Sale Information or the Prospectus, whichever is more recent, if the Depositor has previously furnished copies thereof to such Underwriter.

Ford Credit, the Depositor and the Underwriters, severally and not jointly, agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter will be required to contribute any amount pursuant to this Agreement in excess of the underwriting discounts and commissions received by such Underwriter, as reduced by the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The obligations of the Underwriters of the Publicly Registered Notes in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Publicly Registered Notes as set forth in the Terms Annex and not joint.

(e)        Notwithstanding any other provision of this Agreement, the aggregate liability of any Underwriter to Ford Credit and the Depositor in respect of any losses, claims, damages, liabilities, legal or other expenses or other amounts (collectively, "Amounts") arising out of or based upon any breaches or alleged breaches by such Underwriter of its covenant set forth in Section 8(l)(ii), without regard to whether such amounts are payable by such Underwriter under the indemnification provided by Section 7(b) or as damages for breach of contract or otherwise, will in no event exceed the total underwriting discounts and commissions received by such Underwriter, in each case as set forth in the table on the cover page of the Prospectus as amended or supplemented with respect to the Publicly Registered Notes.

8.          Free Writing Prospectuses; Delivery of Preliminary Prospectus

(a)        Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, no Underwriter will convey or deliver any written communication to any person in connection with the initial offering of the Publicly Registered Notes unless such written communication (i) is made in reliance on Rule 134 under the Securities Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act or (iii) constitutes a Free Writing Prospectus.

(b)        Each Underwriter represents and agrees with the Depositor and Ford Credit that (i) it has not and will not prepare or use any Free Writing Prospectus (any Free Writing Prospectus prepared by or on behalf of an Underwriter is referred to as an "Underwriter Free Writing Prospectus") that contains any information other than (x) information included in the Preliminary Prospectus or to be included in the final Prospectus ("Trust Information") or (y) expected pricing parameters for the Publicly Registered Notes and status of subscriptions or allocations for the Publicly Registered Notes, unless otherwise agreed to by the Depositor, (ii) it will discuss with the Depositor and Ford Credit the information to be included, prior to its first use, in any Underwriter Free Writing Prospectus that includes pricing-related information (including class size, coupons or spread and price placed on Bloomberg screens) unless such pricing-related information was contained in an Underwriter Free Writing Prospectus previously discussed with the Depositor, and (iii) it will not use any "ABS informational and computational material," as defined in Item 1101(a) of Regulation AB under the Securities Act in reliance upon Rules 167 and 426 under the Securities Act.  Each Underwriter will deliver to the Depositor any Underwriter Free Writing Prospectus required to be filed with the Commission (other than an Underwriter Free Writing Prospectus referred to in Section 8(f)) the Business Day prior to its first use (except as otherwise agreed by the Depositor), except that the Representatives agree to provide an Underwriter Free Writing Prospectus with all final pricing information as soon as practicable on the day the Publicly Registered Notes are priced.

(c)        The Depositor represents and agrees with the Underwriters that it has not prepared any Free Writing Prospectuses other than any listed in the Terms Annex under "Trust Free Writing Prospectuses."

(d)        Each Underwriter represents and agrees with the Depositor and Ford Credit that each Underwriter Free Writing Prospectus prepared or used by such Underwriter, if any, when read in conjunction with the Preliminary Prospectus and any Trust Free Writing Prospectus, will not, as of the date such Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of Publicly Registered Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate Trust Information supplied by the Depositor or Ford Credit to the Representatives or such Underwriter, which information was not corrected by Corrective Information subsequently supplied by the Depositor or Ford Credit to the Representatives or such Underwriter prior to the Time of Sale.

(e)        The Depositor agrees to file with the Commission when required under the Rules and Regulations the following:

(i)            the Preliminary Prospectus;

(ii)           each Trust Free Writing Prospectus required to be filed pursuant to Rule 433(d) under the Securities Act;

(iii)          any Underwriter Free Writing Prospectus required to be filed pursuant to Rule 433(d) under the Securities Act (other than an Underwriter Free Writing Prospectus required to be filed pursuant to Rule 433(d)(1)(ii) under the Securities Act); provided that such Underwriter Free Writing Prospectus was delivered to the Depositor reasonably in advance of the time required to be filed pursuant to Rule 433(d) under the Securities Act; and

(iv)          any Free Writing Prospectus for which the Depositor or any person acting on its behalf provided, authorized and approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

(f)        Each Underwriter agrees to file with the Commission any Underwriter Free Writing Prospectus prepared by it when required to be filed under Rule 433(d)(1)(ii) under the Securities Act, and upon request, deliver a copy to the Depositor and Ford Credit.

(g)        Notwithstanding the provisions of Section 8(e) and Section 8(f), neither the Depositor nor any Underwriter will be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

(h)        The Depositor and each Underwriter agree that any Free Writing Prospectuses prepared by it will contain substantially the following legend:

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (800) 294-1322.

(i)         The Depositor and each Underwriter agree to retain all Free Writing Prospectuses that they have used and that are not filed with the Commission in accordance with Rule 433 under the Securities Act.

(j)         Each Underwriter, severally, represents and agrees (i) that it did not enter into any Contract of Sale for any Publicly Registered Notes prior to the Time of Sale and (ii) that it will, at any time that such Underwriter is acting as an "underwriter" (as defined in Section 2(a)(11) of the Securities Act) with respect to the Publicly Registered Notes, convey the Preliminary Prospectus to each investor to whom Publicly Registered Notes are sold by it during the period prior to the filing of the final Prospectus (as notified to the Underwriters by the Depositor), at or prior to the applicable time of any such Contract of Sale with respect to such investor.

(k)        Each Underwriter covenants with the Depositor and the Trust that after the final Prospectus is made available to such Underwriter, it will not distribute any written information in connection with the offering of the Publicly Registered Notes during the ninety-day period (or such longer period as required by law) following the Settlement Date to a prospective purchaser of Publicly Registered Notes unless such information is preceded or accompanied by the final Prospectus.

(l)         Each Underwriter, severally and not jointly, (i) represents to Ford Credit, the Depositor and the Trust that it has not provided, as of the date of this Agreement, and covenants with Ford Credit, the Depositor and the Trust that it will not provide, on or prior to the Settlement Date, to any Rating Agency or other "nationally recognized statistical rating organization" (within the meaning of the Exchange Act), any information, written or oral, relating to the Trust, the Notes, the Receivables, the transactions contemplated by this Agreement or the other Basic Documents or any other information, that could be reasonably determined to be relevant to determining an initial credit rating for the Publicly Registered Notes (as contemplated by Rule 17g-5(a)(iii)(3)(C)), without the prior consent of Ford Credit, the Depositor or the Administrator and (ii) covenants with Ford Credit, the Depositor and the Trust that it will not provide to any Rating Agency or other "nationally recognized statistical rating organization" (within the meaning of the Exchange Act), any information, written or oral, relating to the Trust, the Notes, the Receivables, the transactions contemplated by this Agreement or the other Basic Documents or any other information, that could be reasonably determined to be relevant to undertaking credit rating surveillance for the Publicly Registered Notes (as contemplated by Rule 17g-5(a)(iii)(3)(D)), without the prior consent of Ford Credit, the Depositor or the Administrator.

9.          Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of Ford Credit and the Depositor or the officers of Ford Credit and the Depositor and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, Ford Credit, the Depositor or any of their respective representatives, officers or directors of any controlling person, and will survive delivery of and payment for the Publicly Registered Notes.

10.        Failure to Purchase the Publicly Registered Notes.

(a)        If the purchase of the Publicly Registered Notes is not consummated because the circumstances described in Section 6(f) have occurred, then neither Ford Credit nor the Depositor will have any liability to the Underwriters with respect to the Publicly Registered Notes except as provided in Section 5(h) and Section 7; but if for any other reason (subject to subsection (b) below), the Publicly Registered Notes are not delivered to the Underwriters as provided in this Agreement, Ford Credit and the Depositor will be liable, jointly and severally, to reimburse the Underwriters, through the Representatives, for all out-of-pocket expenses, including counsel fees and disbursements reasonably incurred by the Underwriters in making preparations for the offering of the Publicly Registered Notes, but neither Ford Credit nor the Depositor will then have any further liability to any Underwriter with respect to the Publicly Registered Notes except as provided in Section 5(h) and Section 7.

(b)        If any Underwriter or Underwriters default on their obligations to purchase Publicly Registered Notes hereunder and the aggregate principal amount of Publicly Registered Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Publicly Registered Notes, the Representatives may make arrangements satisfactory to the Depositor for the purchase of such Publicly Registered Notes by other persons, including the non-defaulting Underwriter or Underwriters, but if no such arrangements are made by the Settlement Date, the non-defaulting Underwriter or Underwriters will be obligated, in proportion to their commitments hereunder, to purchase the Publicly Registered Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase.  If any Underwriter or Underwriters so default and the aggregate principal amount of Publicly Registered Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Publicly Registered Notes and arrangements satisfactory to the non-defaulting Underwriter or Underwriters and the Depositor for the purchase of such Publicly Registered Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and Ford Credit and the Depositor, except as provided in Section 5(h) and Section 7.  Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default.

11.        No Fiduciary Duty.  The Depositor acknowledges that in connection with the offering of the Publicly Registered Notes:  (a) the Underwriters have acted at arm's length, are not agents of, and owe no fiduciary duties to, the Depositor or any other person, (b) the Underwriters owe the Depositor only those duties and obligations set forth in this Agreement and (c) the Underwriters may have interests that differ from those of the Depositor. The Depositor waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Publicly Registered Notes.

This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Publicly Registered Notes, represents the entire agreement between the Depositor and the Underwriters with respect to the preparation of the Prospectus, and the conduct of the offering, and the purchase and sale of the Publicly Registered Notes.

12.        Notices.  All notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement must be in writing and will be deemed to have been given and made:

(a)        upon delivery or, in the case of a letter mailed by registered first class mail, postage prepaid, three days after deposit in the mail,

(b)        in the case of a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient, and

(c)        in the case of an email, when receipt is confirmed by telephone or reply email from the recipient.

Communications to the Representatives, in their capacity as Representatives of the Underwriters or in their individual capacities, will be given to the Representatives at their respective addresses set forth in the Terms Annex:

Communications to the Depositor will be given to:

Ford Credit Auto Receivables Two LLC
c/o Ford Motor Company
World Headquarters, Suite 801-C1
One American Road
Dearborn, Michigan 48126
Attention:  Ford Credit SPE Management Office
Telephone:  (313) 594-3495
Fax:  (313) 390-4133

With a copy to:

Ford Motor Credit Company LLC
One American Road
Suite 2411, Office 212-016
Dearborn, Michigan 48126
Attention:  Corporate Secretary
Telephone:  (313) 323-1200
Fax:  (313) 337-1160

Communications to Ford Credit will be given to:

Ford Motor Credit Company LLC
One American Road
Suite 2411, Office 212-016
Dearborn, Michigan 48126
Attention:  Corporate Secretary
Telephone:  (313) 323-1200
Fax:  (313) 337-1160

13.        Successors.  This Agreement will inure to the benefit of and be binding upon the Underwriters, the Depositor and Ford Credit and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligations hereunder.

14.        Governing Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

15.        Submission to Jurisdiction.  The parties submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Agreement. The parties irrevocably waive, to the fullest extent they may do so, any objection that they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

16.        Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

17.        Severability.  If any of the covenants, agreements or terms of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining covenants, agreements or terms of this Agreement and will in no way affect the validity, legality or enforceability of the remaining Agreement.

18.        Counterparts.  This Agreement may be executed in any number of counterparts.  Each counterpart will be an original, and all counterparts will together constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

EXECUTED:

FORD CREDIT AUTO RECEIVABLES TWO LLC

By:	/s/ Scott D. Krohn

Name: Title:	Scott D. Krohn Assistant Treasurer

FORD MOTOR CREDIT COMPANY LLC

By:	/s/ Scott D. Krohn

Name: Title:	Scott D. Krohn Assistant Treasurer

BANC OF AMERICA SECURITIES LLC

By:	/s/ Brandon Avishar

Name:	Brandon Avishar
Title:	Director

As Underwriter and as Representative

[Signature Page to Underwriting Agreement]

ANNEX A

TERMS ANNEX

FORD CREDIT AUTO OWNER TRUST 2010-B

August 5, 2010

Publicly Registered Notes

Class C Notes

Initial Publicly Registered Notes

Class A-2 Notes
Class A-3 Notes
Class A-4 Notes
Class B Notes

Private Notes

Class A-1 Notes
Class D Notes

Underwriters

Banc of America Securities LLC

Terms of the Publicly Registered Notes

Closing Date:                                                   August 4, 2010

Pricing Date:                                                   August 5, 2010

Time of Sale:                                                   3:00 p.m. (EST), August 5, 2010

Settlement Date:                                              August 10, 2010

Required Ratings as of the Settlement Date

The ratings on the Publicly Registered Notes from the NRSROs specified in the Time of Sale Information.

Pricing Information

Notes	Aggregate Principal Amount	Interest Rate	Purchase Price (as a % of the aggregate principal amount)	Final Scheduled Payment Date
Class C Notes	$27,210,000	2.77%	100.36328%	May 15, 2016

Underwriters and Allotments

Underwriters	Initial Principal Amount of Class C Notes
Banc of America Securities LLC	$27,210,000
Total	$27,210,000

Parties
Trust:	Ford Credit Auto Owner Trust 2010-B.
Owner Trustee:	U.S. Bank Trust National Association.
Indenture Trustee:	The Bank of New York Mellon.

Documents
Registration Statement	Registration Statement Registration (No. 333-167489) filed on June 14, 2010 and amended by Amendment No. 1 filed on July 9, 2010 and effective July 13, 2010.
Indenture:	Indenture, dated as of Cutoff Date, between the Trust and the Indenture Trustee.
Trust Agreement:	Amended and Restated Trust Agreement, dated as of Cutoff Date, between the Depositor and the Owner Trustee.
Purchase Agreement:	Purchase Agreement, dated as of Cutoff Date, between Ford Credit and the Depositor.
Sale and Servicing Agreement:	Sale and Servicing Agreement, dated as of Cutoff Date, among the Depositor, the Servicer and the Trust.
Administration Agreement:	Administration Agreement, dated as of Cutoff Date, among Ford Credit, the Trust and the Indenture Trustee.
Control Agreement:	Account Control Agreement, dated as of Cutoff Date, among the Trust, as debtor, the Indenture Trustee and The Bank of New York Mellon, in its capacity as a securities intermediary.

Address for Notices to the Representatives

Banc of America Securities LLC
One Bryant Park, 11th Floor
New York, New York 10036

Prior Prospectus

Prior Disclosure Material:	Preliminary Prospectus Supplement, dated July 26, 2010 to Prospectus dated July 23, 2010

Free Writing Prospectus, dated July 26, 2010.

Time of Sale Information

Preliminary Prospectus:	Preliminary Supplement, dated August 5, 2010 to Prospectus Supplement, dated July 27, 2010 to Prospectus dated July 23, 2010

Trust Free Writing Prospectus: Underwriter Free Writing Prospectus:	Free Writing Prospectus, dated August 5, 2010 - (Ratings) Free Writing Prospectus, dated August 5, 2010 - (Pricing)